UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Supplement dated July 3, 2014
For the 2014 Annual Meeting of Stockholders
To be held July 30, 2014

To the stockholders of America’s Car-Mart, Inc.:

On page 2 and on page 6 of the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on June 10, 2014 (the “Proxy”), the Proxy inadvertently stated that nominees for director of the Company will be elected by a plurality of the votes cast for the election of directors at the annual meeting of stockholders. In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting. As indicated in the Proxy, abstentions and broker non-votes will not have any effect on the election of directors.

This supplement, along with the original Proxy Statement, related proxy card and our 2014 Annual Report for the year ended April 30, 2014, are also available at www.shareholdervote.info.